Exhibit 2.1

AMENDMENT AND ABEYANCE AGREEMENT

AMENDMENT AND ABEYANCE AGREEMENT, dated as of December 14, 2003 (this “Amendment Agreement”), among First Data Corporation, a Delaware corporation (“Parent”), Monaco Subsidiary Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and Concord EFS, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to an Agreement and Plan of Merger, dated as of April 1, 2003 (the “Merger Agreement”);

WHEREAS, due to the pendency of a proceeding (the “Antitrust Proceeding”) by the United States and certain States (the “Governmental Plaintiffs”) seeking to enjoin the merger contemplated by the Merger Agreement (the “Merger”), the parties hereto have been unable to consummate the Merger;

WHEREAS, simultaneously with the execution of this Amendment Agreement, the Governmental Plaintiffs are entering into a consent decree with Parent and the Company in substantially the form attached hereto as Exhibit I (the “Consent Decree”);

WHEREAS, this Amendment Agreement is being entered into in order to facilitate the Closing; and

WHEREAS, the Boards of Directors of the Company and Parent have determined that this Amendment Agreement is advisable to their respective stockholders.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained taken as a whole, Parent, Sub and the Company hereby agree as follows (all capitalized terms not defined herein shall have the meanings specified in the Merger Agreement):

Section 1. Amendments to the Merger Agreement.

(a) Subject to the stockholder approvals referred to in Section 3(a) hereof, Section 3.2(c) of the Merger Agreement is hereby amended so that the first sentence thereof shall read in its entirety as follows:

“Each Share issued and outstanding (other than Shares to be cancelled in accordance with Section 3.2(b)) shall be converted into 0.365 of a duly authorized, validly issued, fully paid and non-assessable Parent Share (the “Exchange Ratio”).”

(b) Subject to the stockholder approvals referred to in Section 3(a) hereof, the Merger Agreement is hereby amended to add the following as a new Section 8.1(f) thereof:

“(f) Further Stockholder Approvals. At a meeting of the stockholders of the Company held after the Company Stockholders Meeting, the holders of a majority of the outstanding shares of Company Common Stock shall have further approved this Agreement as amended by Section 1 of the Amendment and Abeyance Agreement, dated as of December 14, 2003, among the parties hereto (the “Amendment Agreement”) and, if a meeting of the stockholders of Parent is required by the rules of the NYSE (after consultations by Parent and the Company with the NYSE), at a meeting of the stockholders of the Parent held after the Parent Stockholders Meeting, a majority of the Parent Shares represented at such meeting (provided that at least a majority of the Parent Shares are represented in person or by proxy at such meeting) shall have approved the issuance of Parent Shares in the Merger.”

(c) Section 8.1(b) of the Merger Agreement is hereby amended so that it shall read in its entirety as follows:

“(b) No Prohibition. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the Merger (collectively, an “Order”).”

The amendment to the Merger Agreement set forth in this Section 1(c) shall be effective immediately on the date hereof and without the approval of the stockholders of the Company.

(d) Subject to the stockholder approvals referred to in Section 3(a) hereof, the Merger Agreement is hereby amended so that Section 8.2(a) reads in its entirety as follows:

“(a) Accuracy of Representations and Warranties.

(i) The representations and warranties of Parent and Sub set forth in Sections 5.3 (Capital Structure) and 5.4 (Authority) shall be, to the Knowledge of Parent and Sub as of December 14, 2003, true and correct with respect to those matters that are qualified by Material Adverse Effect or materiality and shall be, to the Knowledge of Parent and Sub as of December 14, 2003, true and correct in all material respects with respect to those matters that are not so qualified, in each case as of December 14, 2003 as though made on and as of December 14, 2003 (except to the extent any such representation and warranty expressly speaks as of a specified date). The representations and warranties of Parent and Sub set forth in this Agreement, other than those listed in the preceding sentence, shall be, to the Knowledge of Parent and Sub as of December 14, 2003, true and correct as of December 14, 2003 unless the inaccuracies (without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein) in respect of such representations and warranties, taking all the inaccuracies in respect of all such representations and warranties together in their entirety, do not result in a Material Adverse Effect on Parent; provided, however, that representations and warranties that expressly speak as of a specified date shall only be true and correct to such extent as of such date.

(ii) The representations and warranties of Parent and Sub set forth in Section 5.3 (Capital Structure) shall be true and correct with respect to those matters that are qualified by Material Adverse Effect or materiality and shall be true and correct in all material respects with respect to those matters that are not so qualified, in each case as of the Effective Time as though made on and as of the Effective Time (except to the extent any such representation and warranty expressly speaks as of a specified date). The representations and warranties of Parent and Sub set forth in Sections 5.6 (SEC Documents and Other Reports) and 5.9 (Compliance with Laws; Permits) shall be true and correct at the Effective Time unless the inaccuracies (without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein) in respect of such representations and warranties, taking all the inaccuracies in respect of such representations and warranties together in their entirety, do not result in a Material Adverse Effect on Parent; provided, however, that representations and warranties that expressly speak as of a specified date shall only be true and correct to such extent as of such date.

(iii) The Company shall have received a certificate signed on behalf of Parent and Sub by a duly authorized officer of Parent and Sub to the effect of clauses (i) and (ii) above.”

(e) Section 8.3(a) of the Merger Agreement is hereby amended so that it shall read in its entirety as follows:

“(a) Accuracy of Representations and Warranties.

(i) The representations and warranties of the Company set forth in Sections 4.3 (Capital Structure) and 4.4 (Authority) shall be, to the Knowledge of the Company as of December 14, 2003, true and correct with respect to those matters that are qualified by Material Adverse Effect or materiality and shall be, to the Knowledge of the Company as of December 14, 2003, true and correct in all material respects with respect to those matters that are not so qualified, in each case as of December 14, 2003 as though made on and as of December 14, 2003 (except to the extent any such representation and warranty expressly speaks as of a specified date). The representations and warranties of the Company set forth in this Agreement, other than those listed in the preceding sentence, shall be, to the Knowledge of the Company as of December 14, 2003, true and correct as of December 14, 2003 unless the inaccuracies (without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein) in respect of such representations and warranties, taking all the inaccuracies in respect of all such representations and warranties together in their entirety, do not result in a Material Adverse Effect on the Company; provided, however, that representations and warranties that expressly speak as of a specified date shall only be true and correct to such extent as of such date.

(ii) The representations and warranties of the Company set forth in Section 4.3 (Capital Structure) shall be true and correct with respect to those matters that are qualified by Material Adverse Effect or materiality and shall be true and correct in all material respects with respect to those matters that are not so qualified, in each case as of the Effective Time as though made on and as of the Effective Time (except to the extent any such representation and warranty expressly speaks as of a specified date). The representations and warranties of the Company set forth in Sections 4.6 (SEC Documents and Other Reports) and 4.9 (Compliance with Laws; Permits) shall be true and correct at the Effective Time unless the inaccuracies (without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein) in respect of such representations and warranties, taking all the inaccuracies in respect of such representations and warranties together in their entirety, do not result in a Material Adverse Effect on the Company; provided, however, that representations and warranties that expressly speak as of a specified date shall only be true and correct to such extent as of such date.

(iii) Parent shall have received a certificate signed on behalf of the Company by a duly authorized officer of the Company to the effect of clauses (i) and (ii) above.”

The amendment to the Merger Agreement set forth in this Section 1(e) shall be effective immediately on the date hereof and without the approval of the stockholders of the Company.

(f) Section 8.3(c) of the Merger Agreement is hereby amended so that it shall read in its entirety as follows:

“(c) Avoidance of Bank Holding Company Treatment. Parent shall be reasonably satisfied that neither Parent nor any of its Subsidiaries shall become a bank holding company or financial holding company under the Bank Act on an ongoing basis as a result of the Merger; provided, however, that this condition shall be deemed to be satisfied upon the merger of the Company’s national bank with and into the Company’s interim Colorado industrial loan company.

The amendment to the Merger Agreement set forth in this Section 1(f) shall be effective immediately on the date hereof and without the approval of the stockholders of the Company.

(g) Section 9.1(i) of the Merger Agreement is hereby amended so that it shall read in its entirety as follows:

“(i) by either Parent or the Company, if the Merger shall not have been consummated by the earlier of (i) April 30, 2004 or (ii) three (3) business days after the conclusion of the Second Company Stockholders Meeting (as defined in the Amendment Agreement) and, if held and later, the Second Parent Stockholders Meeting (as defined in the Amendment Agreement) (the earlier of clauses (i) and (ii) being the “Extended End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Extended End Date.”

The amendment to the Merger Agreement set forth in this Section 1(g) shall be effective immediately on the date hereof and without the approval of the stockholders of the Company.

(h) Section 6.2(a) of the Merger Agreement is hereby amended by substituting the term “Second Company Stockholders Meeting” for the term “Company Stockholders Meeting” where it appears in the proviso to the first sentence thereof. The amendment to the Merger Agreement set forth in this Section 1(h) shall be effective immediately on the date hereof and without the approval of the stockholders of the Company.

(i) The Merger Agreement is hereby amended by deleting the following Sections in their entirety: Sections 8.1(a), 8.1(e), 8.3(d), and 8.3(e). The foregoing deletions shall be effective immediately on the date hereof and without the approval of the stockholders of the Company.

Section 2. Abeyance. (a) In addition to, and in furtherance of, the amendment to the Merger Agreement provided by Section 1(g) above, each of the parties agrees not to exercise any right to terminate the Merger Agreement pursuant to Section 9.1(i) thereof until the earlier of (i) April 30, 2004 or (ii) three (3) business days after the conclusion of the Second Company Stockholders Meeting (as defined below) and, if held and later, the Second Parent Stockholders Meeting (as defined below).

(b) In addition to, and in furtherance of, the amendment to the Merger Agreement provided by Section 1(d) above, the Company agrees not to exercise any rights with respect to, and to waive any conditions contained in, Section 8.2(a) of the original Merger Agreement if the exercise of any rights with respect to, or the failure to waive any conditions contained in, such Section 8.2(a) would be inconsistent with such Section as amended by the amendment contemplated by Section 1(d) above.

(c) In addition to, and in furtherance of, the amendment to the Merger Agreement provided by Section 1(e) above, Parent and Sub agree not to exercise any rights with respect to, and to waive any conditions contained in, Section 8.3(a) of the original Merger Agreement if the exercise of any rights with respect to, or the failure to waive any conditions contained in, such Section 8.3(a) would be inconsistent with such Section as amended by the amendment contemplated by Section 1(e) above.

Section 3. Further Stockholder Approvals. (a) As soon as practicable following the date hereof, the Company will duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments or postponements thereof, the “Second Company Stockholders Meeting”). If a meeting of the stockholders of Parent is required by the rules of the NYSE (after consultations by Parent and Company with the NYSE) after the date hereof to approve the issuance of Parent Shares in the Merger, then as soon as practicable following the date hereof, Parent will duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments or postponements thereof, the “Second Parent Stockholders Meeting” and, together with the Second Company Stockholders Meeting, the “Second Stockholders Meetings”). If the Second Parent Stockholders Meeting is held, then Parent and the Company will use their reasonable best efforts to hold the Second Company Stockholders Meeting and the Second Parent Stockholders Meeting on the same date. The Company shall, through its Board of Directors (but subject to the Board’s fiduciary obligations under applicable law), recommend to its stockholders that they approve the Merger Agreement as amended by Section 1 hereof (the “Amended Merger Agreement”) at the Second Company Stockholders Meeting. If applicable, Parent shall, through its Board of Directors, recommend to its stockholders that the issuance of Parent Shares in the Merger be given at the Second Parent Stockholders Meeting. This Amended Merger Agreement shall be submitted to the Company’s stockholders at the Second Company Stockholders Meeting whether or not the Board of Directors of the Company determines at any time that the Amended Merger Agreement is no longer advisable and recommends that stockholders reject it.

(b) The Company and Parent shall promptly prepare and file with the SEC, as applicable, a proxy statement or joint proxy statement (together with any amendments or supplements thereto, the “Second Proxy Statement”) relating to the Second Company Stockholders Meeting and, if applicable, the Second Parent Stockholders Meeting. As promptly as practicable after the Second Proxy Statement shall have been cleared by the SEC, the Company and, if applicable, Parent shall use reasonable best efforts to distribute the Second Proxy Statement as soon as practicable to their respective stockholders.

(c) No filing of, or amendment or supplement to, the Second Proxy Statement, and no correspondence with the SEC with respect thereto, will be made by the Company or Parent without providing the other party the opportunity to review and comment thereon. If, at any time prior to any of the Second Stockholders Meetings, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Second Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Parent.

Section 4. Additional Effect of Termination. In the event that after the date hereof a Takeover Proposal shall have been publicly disclosed or any Person shall have publicly disclosed that, subject to the Merger being disapproved by the Company’s stockholders or otherwise rejected, it will make a Takeover Proposal with respect to the Company and thereafter at the Second Company Stockholders Meeting the stockholders of the Company do not approve the Amended Merger Agreement and the Merger Agreement is terminated pursuant to Section 9.1(i) thereof and concurrently with such termination or within nine months of such termination the Company enters into a definitive agreement with respect to a Takeover Proposal or consummates a Takeover Proposal, then the Company shall, upon the earlier of entering into a definitive agreement with respect to a Takeover Proposal or consummating a Takeover Proposal, pay to Parent, by wire transfer of immediately available funds, the Termination Fee.

Section 5. Additional Provisions. (a) Each of the Company and Parent confirms that as of the date hereof the other party has used (and caused its Subsidiaries to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under the Merger Agreement and Applicable Laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, the parties waive any claim that any action or the failure to take any action prior to the date hereof by any party constitutes a failure by such party or its Subsidiaries to use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under the Merger Agreement and Applicable Laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement.

(b) (i) To the Knowledge of the Company as of the date hereof, the representations and warranties of the Company set forth in Sections 4.3 (Capital Structure) and 4.4 (Authority) of the Merger Agreement are, as of the date hereof, true and correct with respect to those matters that are qualified by Material Adverse Effect or materiality and are, as of the date hereof, true and correct in all material respects with respect to those matters that are not so qualified, in each case as of the date hereof as though made on and as of the date hereof (except to the extent any such representation and warranty expressly speaks as of a specified date). To the Knowledge of the Company as of the date hereof, the representations and warranties of the Company set forth in the Merger Agreement, other than those listed in the preceding sentence, are, as of the date hereof, true and correct as of the date hereof unless the inaccuracies (without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein) in respect of such representations and warranties, taking all the inaccuracies in respect of all such representations and warranties together in their entirety, do not result in a Material Adverse Effect on the Company; provided, however, that representations and warranties that expressly speak as of a specified date shall only be true and correct to such extent as of such date.

(ii) To the Knowledge of Parent and Sub, as of the date hereof, the representations and warranties of Parent and Sub set forth in Sections 5.3 (Capital Structure) and 5.4 (Authority) of the Merger Agreement are, as of the date hereof, true and correct with respect to those matters that are qualified by Material Adverse Effect or materiality and are, as of the date hereof, true and correct in all material respects with respect to those matters that are not so qualified, in each case as of the date hereof as though made on and as of the date hereof (except to the extent any such representation and warranty expressly speaks as of a specified date). To the Knowledge of Parent and Sub as of the date hereof, the representations and warranties of Parent and Sub set forth in the Merger Agreement, other than those listed in the preceding sentence, are, as of the date hereof, true and correct as of the date hereof unless the inaccuracies (without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein) in respect of such representations and warranties, taking all the inaccuracies in respect of all such representations and warranties together in their entirety, do not result in a Material Adverse Effect on Parent; provided, however, that representations and warranties that expressly speak as of a specified date shall only be true and correct to such extent as of such date.

(iii) Subject to the accuracy of the Company’s representation contained in Section 5(b)(i) above, Parent and Sub confirm that, as of the date hereof, there has not been (and agree not to assert that there has been as of the date hereof) a Material Adverse Change or Material Adverse Effect with respect to the Company. Parent and Sub further confirm that as of the date hereof they do not have Knowledge of facts and circumstances constituting a breach in any material respect by the Company of any of its covenants contained in the Merger Agreement. Subject to the accuracy of Parent and Sub’s representation contained in Section 5(b)(ii) above, the Company confirms that, as of the date hereof, there has not been (and agrees not to assert that there has been as of the date hereof) a Material Adverse Change or Material Adverse Effect with respect to Parent. The Company further confirms that as of the date hereof it does not have Knowledge of facts and circumstances constituting a breach in any material respect by Parent or Sub of any of their covenants contained in the Merger Agreement.

(c) For the avoidance of doubt, the parties also confirm that if the Board of Directors of the Company shall not have recommended, or the Board of Directors of the Company or any committee thereof shall have modified in any manner adverse to Parent or Sub its recommendation of, the Amended Merger Agreement, that such inaction or action shall give rise to a right of Parent to terminate the Merger Agreement pursuant to Section 9.1(d)(i) thereof.

(d) In connection with Parent and Sub’s due diligence reviews of the Company pursuant to the Merger Agreement after the date hereof, the parties agree that the Company may limit such reviews to determining the accuracy of the representations contained in Sections 4.3, 4.6 and 4.9 and the compliance of the Company with its covenants in the Merger Agreement. In connection with the Company’s due diligence reviews of Parent and Sub pursuant to the Merger Agreement after the date hereof, the parties agree that Parent and Sub may limit such reviews to determining the accuracy of the representations contained in Sections 5.3, 5.6 and 5.9 and the compliance of Parent and Sub with their covenants in the Merger Agreement.

Section 6. Representation and Warranties of the Company. The Company represents and warrants to Parent and Sub as of the date hereof and the Effective Time as follows:

(a) Authority. On or prior to the date of this Amendment Agreement, the Board of Directors of the Company approved this Amendment Agreement, declared the Amended Merger Agreement advisable to the Company and its stockholders, resolved to recommend the approval and adoption of the Amended Merger Agreement by the Company’s stockholders and directed that the Amended Merger Agreement be submitted to the Company’s stockholders for approval and adoption (all in accordance with the DGCL). The Company has all requisite corporate power and authority to execute and deliver this Amendment Agreement. The execution, delivery and performance of this Amendment Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, provided that the effectiveness of Sections 1(a), 1(b) and 1(d) hereof is subject to adoption by the Company’s stockholders of the Amended Merger Agreement. This Amendment Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Amendment Agreement by Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(b) Second Proxy Statement. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Second

Proxy Statement will at the time it is first mailed to the stockholders of the Company or, if applicable, the stockholders of Parent, and at the time of any of the Second Stockholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication by the Company with respect to the solicitation of proxies for any of the Second Stockholders Meetings which has become false or misleading. The Second Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Second Proxy Statement based on information supplied by Parent or Sub or any of their representatives specifically for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in the Second Proxy Statement but which should have been disclosed by Parent.

(c) Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock represented at the Second Company Stockholders Meeting approving the Amended Merger Agreement is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve the Amended Merger Agreement and the transactions contemplated by the Amended Merger Agreement.

(d) Opinions of Financial Advisors. The Company has received the opinions of William Blair & Company, LLC and Goldman Sachs & Co. to the effect that, as of the date thereof, the Exchange Ratio as amended by Section 1(a) hereof is fair to the Company’s holders of the Company Common Stock from a financial point of view.

Section 7. Representation and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as of the date hereof and the Effective Time as follows:

(a) Authority. On or prior to the date of this Amendment Agreement, the Boards of Directors of Parent and Sub approved this Amendment Agreement and, subject to the Second Parent Stockholders Meeting being required by the rules of the NYSE (after consultations by Parent and the Company with the NYSE), resolved to recommend the issuance of Parent Shares in the Merger to its stockholders for approval and direct that a proposal to approve the issuance of Parent Shares in the Merger be submitted to its stockholders for approval. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Amendment Agreement. The execution, delivery and performance of this Amendment Agreement by each of Parent and Sub have been duly authorized by all necessary corporate action on the part of each of Parent and Sub, subject to approval by Parent’s stockholders of the issuance of Parent Shares in the Merger, if applicable. This Amendment Agreement has been approved by Parent as the sole stockholder of Sub. This Amendment Agreement has been duly executed and delivered by each of Parent and Sub and (assuming the valid authorization, execution and delivery of this Amendment Agreement by the Company) constitutes the valid and binding obligation of each of Parent and Sub enforceable against it in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

(b) Second Proxy Statement. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Second Proxy Statement will at the time it is first mailed to the stockholders of the Company or, if applicable, the stockholders of Parent, or at the time of any of the Second Stockholders Meetings, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication by Parent or Sub with respect to the solicitation of proxies for any of the Second Stockholders Meetings which has become false or misleading. The Second Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Second Proxy Statement based on information supplied by the Company or any of its representatives specifically for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in the Second Proxy Statement but which should have been disclosed by the Company.

(c) Required Vote of Parent Stockholders. Subject to the Second Parent Stockholders Meeting being required by the rules of the NYSE (after consultations by Parent and the Company with the NYSE), the affirmative vote of the holders of a majority of the Parent Shares represented at the Second Parent Stockholders Meeting (provided that at least a majority of the Parent Shares are represented in person or by proxy at such meeting) approving the issuance of Parent Shares in the Merger is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the Amended Merger Agreement and the transactions contemplated by the Amended Merger Agreement.

(d) Opinions of Financial Advisor. Parent has received the opinions of each of Merrill Lynch & Co. and J.P. Morgan Securities, Inc. to the effect that, as of the date of such opinions, the Exchange Ratio as amended by Section 1(a) hereof is fair to Parent from a financial point of view.

Section 8. General Provisions.

(a) Counterparts. This Amendment Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(b) Governing Law and Venue; Waiver of Jury Trial. (i) THIS AMENDMENT AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Amendment Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Amendment Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 of the Merger Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(b).

(c) For the avoidance of doubt, from and after the date of this Amendment Agreement, references in the Merger Agreement to the “Agreement” or any provision thereof shall be deemed to refer to the Merger Agreement or such provision as amended hereby unless the context otherwise requires, and references in the Merger Agreement to the “date hereof” or the “date of this Agreement” shall be deemed to refer to April 1, 2003. References in this Amendment Agreement to “the date hereof” refer to December 14, 2003.

(d) Except as specifically provided for in this Amendment Agreement, all other provisions of the Merger Agreement shall be in full force and effect.

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

FIRST DATA CORPORATION

By:	/s/ Charles T. Fote

Name: Charles T. Fote Title: Chief Executive Officer

MONACO SUBSIDIARY CORPORATION

By:	/s/ Charles T. Fote

Name: Charles T. Fote Title: Director

CONCORD EFS, INC.

By:	/s/ Dan M. Palmer

Name: Dan M. Palmer Title: Co-Chief Executive Officer

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